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                                                                     EXHIBIT 5



                                  Letterhead of
                            Goldstein & DiGioia, LLP
                              369 Lexington Avenue
                            New York, New York 10017
                         Telephone Number (212) 599-3322
                            Facsimile (212) 557-0295


                                                February 26, 1998



The Widecom Group Inc.
267 Matheson Boulevard East
Mississaugua, Ontario
Canada, L4Z 1X8

           Re: The Widecom Group, Inc.
               Amendment No. 1 to
               Registration Statement on Form S-3
               SEC File No. 333-355471

Ladies/Gentlemen:

         We have reviewed Amendment No. 1 to a Registration Statement on Form S-3, filed on February 17, 1998, (File No. 333-35547)(the "Registration Statement") under the Securities Act of l933, as amended (the "Act") by The Widecom Group Inc., an Ontario, Canada corporation (the "Company"). The Registration Statement has been filed for the purpose of registering the securities described therein for offer and sale under the Act. All capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.


          This opinion has been rendered with respect to: 353,500 of outstanding shares (the "Shares") of Common Stock, no par value per share; 110,000 Shares issuable upon exercise of outstanding common stock purchase warrants; and 219,298 Shares issuable upon conversion of $250,000 of 8% convertible debentures.



          In giving this opinion, we have relied on the opinion of the law firm of Marks, Ciraco, Ontario, counsel to the Company, regarding all aspects of Ontario and Canadian law, a copy of which is attached hereto as Exhibit A.


                  In connection with the opinions rendered herein, we have examined the Certificate of Incorporation of the Company, its By-Laws, and such other documents, corporate records and questions of law as we have deemed necessary solely for the purpose of enabling us to render this opinion. On the basis of such examination, we are of the opinion that:

          l. The Company is a corporation duly organized and validly existing and in good standing under the laws of Ontario, Canada, with corporate power to conduct the business which it conducts as described in the Registration Statement.

          2. The Company has an authorized capitalization of 20,000,000 shares of Common Stock, no par value per share.
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The Widecom Group Inc.
Page Two
February 26, 1998


          3. The outstanding Shares have been duly authorized, sold and paid for as described in the Registration Statement, and are validly issued, fully paid and non-assessable.

          4. The Shares issuable upon exercise of the Warrants have been duly authorized and when issued sold and paid for, as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

          5. The Shares issuable upon conversion of the debentures have been duly authorized and when issued, as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement.

                                   Very truly yours,

                                   /s/ Goldstein & DiGioia, LLP

                                   GOLDSTEIN & DIGIOIA, LLP
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                                                                       EXHIBIT A



                          [MARKS, CIRACO LETTERHEAD]

Delivered by regular mail

February 13, 1998


The Widecom Group Inc.
267 Matheson Boulevard East
Mississaugua, Ontario
Canada, L4Z 1X8

-and-

Goldstein & DiGioia
369 Lexington Avenue
New York, New York
10017

Dear Sirs/Madames:

Re: The Widecom Group, Inc.
    Amendment No. 1 to
    Registration Statement on Form S-3
    SEC File No. 333-35547


We have reviewed and examined the Certificate of Incorporation of the Company, By-Laws, and such other documents, notices and forms, corporate records and questions of law as we have deemed necessary solely for the purpose of enabling us to render this opinion.

We have not represented the Company on a regular basis and our engagement has been limited to specific matters on which we have been consulted by the Company. We advise each of you that the Company has engaged other counsel from time to time and, as a result, there may be matters of which we have no knowledge. For each of the foregoing reasons, the opinions contained herein are limited accordingly. we are members of the Bar of the Province of Ontario and are not admitted to practice in any other jurisdiction. The opinions expressed herein relate only to the laws of the Province of Ontario and the laws of Canada applicable therein and although the Documents call for the application of foreign law, no opinions are expressed herein with respect to the laws of any other jurisdiction. On the basis of such organization, we are of the opinion that:


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                                      2


l. The Company is a corporation duly organized validly existing and in good standing under the laws of the Province of Ontario, Canada, with corporate power to conduct the business which it conducts as described in the Registration Statement.

2. The Company has an authorized capitalization of 20,000,000 shares of Common Stock, no par value per share, pursuant to Articles of Amendment filed the 15th day of September, 1995, and Articles of Amendment filed the 16th day of November, 1995 with the Ministry of Consumer and Commercial Relations, Province of Ontario.

3. The outstanding Shares have been duly authorized, sold and paid for as described in the Registration Statement, and are validly issued, fully paid and non-assessable.


4. The Shares issuable upon exercise of the Warrants have been duly authorized and when issued sold and paid for, as described in the Registration Statement, will be validly issued, fully paid and non-assessable.



5. The Shares issuable upon conversion of the Debentures have been duly authorized and when issued, as described in the Registration Statement, will be validly issued, fully paid and non-assessable.



We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to reference to our firm under the caption "Legal Opinions" in the Prospectus forming a part of this Form S-3 Amendment No. 1 of The Widecom Group Inc.



Very truly yours,


MARKS, CIRACO


/s/ William I. Marks


WILLIAM I. MARKS